Exhibit 10.A

FIRST AMENDMENT TO THE
SUPPLEMENTAL RETIREMENT PLAN
FOR EXECUTIVES OF
CARPENTER TECHNOLOGY CORPORATION

THIS FIRST AMENDMENT is made as of the 13th day of September 2016, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “Plan”), which was last amended June 29, 2010.

The Company reserved the right to amend the Plan pursuant to Section 8(D) thereof.

Effective December 31, 2016, the Company amended the General Retirement Plan for Employees of Carpenter Technology Corporation to freeze the accrued benefits of Participants and to eliminate certain ancillary benefits. In conjunction with such amendment, the Company now desires to amend the Plan to freeze the accrued benefits of Participants effective as of December 31, 2016.

NOW THEREFORE, the Plan is amended, effective as of December 31, 2016, as follows:

1.	By adding the following sentence to the end of Section 2(A):

“Notwithstanding anything in the Plan to the contrary, the portion of each Participant’s Annual Base Formula Retirement Benefit as set forth in Section 6(A) and 6(B) hereof is frozen as of December 31, 2016 and will not increase as a result of Average Annual Earnings or Continuous Service after such date. In no event shall the Annual Base Formula Retirement Benefit of a Participant exceed the Annual Base Formula Retirement Benefit to which such Participant is entitled as of December 31, 2016.”

2.	By adding the following paragraph to the end of Section 2(C):

“Notwithstanding anything in the Plan to the contrary, a Participant’s Average Annual Earnings shall be determined as of December 31, 2016 and shall not thereafter change.”

3.	By revising Section 2(O) to read as follows:

“(O)    ‘Surviving Spouse’ shall have the same meaning as the term ‘Spouse’ under the General Retirement Plan.”

4.	By adding the following paragraph to the end of Section 3:

Exhibit 10.A

“Notwithstanding the foregoing, there shall be no new Participants in the Plan after December 31, 2016.”

5.	By revising Section 5(B)(3) to read as follows:

“(3)
To the estate of the Participant or the estate of a payee provided in Section s 5(B)(1) or 5(B)(2) above, as the Plan committee determines, in its sole discretion, in a lump sum. Any lump sum payment hereunder shall be calculated as the present value of the remaining payments, determined in accordance with the ‘applicable interest rate’ and the ‘applicable mortality table’ used in the definition of ‘Actuarial Equivalent’ in the General Retirement Plan.”

6.	By revising Section 6(B)(2) to read as follows:

“(2)
for each additional year in excess of the service credited in (1) above that the Participant accrues a benefit under the General Retirement Plan, 1.3 percent for each additional year of service during the first 20 years of Benefit Service (as defined in the General Retirement Plan) and 1.4 percent for each other additional year of service, or fraction thereof.”

7.	By adding the following paragraph to the end of Section 6:

“Notwithstanding anything in the Plan to the contrary, the portion of each Participant’s Annual Base Formula Retirement Benefit as set forth in Section 6(A) and 6(B) hereof is frozen as of December 31, 2016 and will not increase as a result of Average Annual Earnings, service, or Continuous Service after such date. In no event shall the Annual Base Formula Retirement Benefit of a Participant exceed the Annual Base Formula Retirement Benefit to which such Participant is entitled as of December 31, 2016.”

8.	By revising Section 7(B)(2) to read as follows:

“(2)
‘Early Retirement Benefit’ shall mean the Annual Base Formula Retirement Benefit, as set forth in Section 6(A) and 6(B), reduced to its equivalent actuarial value from age 62 to the date of initial payment to the Participant based on the early retirement factors in Appendix N of the General Retirement Plan, and subsequently adjusted for any further reduction required under Section 6(C).”

9.By deleting the first sentence of the existing Section 8(A) and replacing it as follows:

“The exclusive power to interpret this Plan and the responsibility for carrying out its provisions are vested in the Human Resources Committee, including any successor committee, of the Board, in the same manner as the Plan Administrator under the General Retirement Plan.”

Exhibit 10.A

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION
By:
Print Name:
Title:

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